Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), William Lis, Chief Executive Officer of Portola Pharmaceuticals, Inc. (the “Company”), and Mardi C. Dier, Executive Vice President, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 5, 2015 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 6th day of August, 2015.

/s/ William Lis	/s/ Mardi C. Dier
William Lis	Mardi C. Dier
Chief Executive Officer	Executive Vice President, Chief Financial Officer

A signed original of this written statement required by Rule 13(a)-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350) has been provided to Portola Pharmaceuticals, Inc. and will be retained by Portola Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Portola Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.